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Trane Technologies to Acquire Connected Workplace and Enterprise Asset Management Leader Nuvolo
•Expands company’s software-as-a-service (SaaS) and digital capabilities to meet fast-growing demands for modern workplace and enterprise asset management solutions
•Combines Nuvolo’s leading integrated workplace and enterprise asset management workflow software with complementary Trane Technologies’ digital, building management and connected equipment and services capabilities
•Unlocks new value and offerings for customers across shared verticals globally

SWORDS, Ireland ─ October 2, 2023 ─ Trane Technologies (NYSE: TT), a global climate innovator, announced that it has signed a definitive agreement to acquire Nuvolo, a global leader in modern, cloud-based connected workplace and enterprise asset management products and solutions.

Built on the ServiceNow™ Platform, Nuvolo Connected Workplace helps customers modernize facilities management, optimize spaces, and manage the full lifecycle of enterprise assets utilizing a single solution. The acquisition will bring together the companies’ complementary capabilities, technology, offerings, and customer bases across shared key verticals, including healthcare, life sciences, retail, public sector, education and more.

“Nuvolo is an outstanding fit with Trane Technologies’ strategy to broaden the impact of our climate leadership and innovate for sustainability,” said Paul Camuti, executive vice president and chief technology and sustainability officer of Trane Technologies. “With this acquisition, we see an opportunity to accelerate Nuvolo’s global growth and unlock new value and offerings for our respective customers and partners. We look forward to welcoming the talented Nuvolo team as we further expand our digital leadership with cloud-based solutions and services that help our customers achieve their decarbonization and workplace transformation goals. This bolt-on acquisition follows our proven model of adding leading technologies that augment our core business and scaling them to deliver strong returns over time.”

Nuvolo Founder and CEO Tom Stanford will join Trane Technologies in a leadership role and will continue to lead the Nuvolo business and team of approximately 250 global associates.

“Following a decade of innovation and growth, we dedicated ourselves to finding an extraordinary partner aligned with our core values and future vision, who could take Nuvolo to the next stage of development,” said Tom Stanford, Nuvolo founder and CEO. “We are thankful to have found that partner in Trane Technologies. As a global decarbonization pioneer, Trane Technologies shares our commitment to innovation, forward thinking and a relentless commitment to customer-focused solutions. We are proud to be part of the Trane Technologies family, and excited about the next phase of growth with this new partnership.”

The transaction is subject to regulatory approval, with closing expected in the fourth quarter of 2023. Goldman Sachs & Co. LLC served as the financial advisor to Trane Technologies on the transaction. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to Trane Technologies. Cooley LLP served as legal advisor to Nuvolo. Additional details of the transaction were not disclosed.

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About Trane Technologies
Trane Technologies is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our environmentally responsible portfolio of products and services, we bring efficient and sustainable climate solutions to buildings, homes, and transportation. Learn more at tranetechologies.com.

About Nuvolo
Nuvolo is the global leader in modern, cloud-based connected workplace solutions, built on ServiceNow. Nuvolo provides a single platform to manage all people, all physical locations, all assets, and all work across the business. Industries served include healthcare, life sciences, retail, public sector, higher education, technology, financial services, and enterprise. Nuvolo is headquartered in Wellesley, MA, with a global workforce located throughout North America, Europe, and Asia. Learn more at nuvolo.com.

Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of securities laws, which are statements that are not historical facts, including statements that relate to the acquisition of Nuvolo and the anticipated impact of the transaction on the Company’s strategic initiatives and sustainability commitments. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2022, as well as our subsequent reports on Form 10-Q and other SEC filings. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We assume no obligation to update these forward-looking statements.